UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 22, 2005
                                       -------------------


                           SATELLITE ENTERPRISES CORP.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Nevada                          000-26607                88-0390828
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
   of Incorporation)                                         Identification No.)


                          205 CHURCH STREET, SUITE 340
                          NEW HAVEN, CONNECTICUT 06510
                    ----------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (203) 672-5912
                                                          ---------------


          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2004, the Registrant acquired a fifty two (52%) interest in SoliDAM from SolidGroup, A Dutch company in accordance with an Acquisition Agreement executed between the parties dated August 31, 2004 for 919,926 newly issued common shares of the Registrant plus a Eur. 100,000.00 subordinated loan paid at closing. A copy of the Acquisition Agreement is attached as Exhibit 10 to this form 8-K.

SoliDAM (www.solidam.com) located in Utrecht, Netherlands, provides standard and custom made software solutions in the area of archiving, asset management, plate room management and distributed print management for (newspaper) publishers. SoliDAM supplies marketing and sales to complete solutions and products from their partners and complement this with software customization, installation and maintenance services, PDF/SVG solutions, XML and complex database problems via professional dealers in various countries.

SoliDAM Products
----------------

     Elara Satellite
     ---------------

     Elara Satellite is a tool to check, approve, (soft-) proof and control the page flow from (newspaper) editorial sites to one or more print locations. The "first glance says it all" web based user interface gives accurate real time production status information. Elara Satellite guarantees optimal usage of their Wide Area Network connections and supplies soft proof capabilities to editorial departments. Also logging of page-transmission by approval makes the Elara Satellite a valuable tool in distributed page production.

     Elara Production
     ----------------

     Elara Production offers full plate room management including interfacing to CTP/CTF and press control systems. Load leveling, prioritize and proofing increase the automated productivity in the plateroom department.

     Elare FileRip
     -------------

     Elara FileRip renders both PS and PDF files into bitmaps that can be stored as CCITT compressed TIFF or bitmap PS/PDF. FileRip can be used stand alone or as an integrated part of the Elara OptiQueue workflow management system. The FileRip check utility can be used to check and normalize PS and PDF files before production.

     Elara OptiQueue
     ---------------

     Elara OptiQueue offers total control over job queues and workflow. Provides real time status information and reports to the management information system. Guides all data streams from editorial departments to the press, punch benders, press control, etc... Full file and job control: hold, unhold, prioritize, etc... Workflow decisions can be based on folder, filename, file characteristics and external systems.

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     Elara Enterprise
     ----------------

     Elara Enterprise manages the distribution of pages and layout information across an enterprise network using a central production table. The full featured web-interface provides real-time tracking information and production table editing functionality. All the pages can be normalized (with Pandora) and transmitted to the connected production locations.

     Elara Callisto
     --------------

     Elara Callisto structures the archiving workflow and re-use of published (newspaper) articles. Picks up PS/PDF files from your production workflow and converts pages and articles into structured or bitmap formats, ready to feed into your content management system, archive or cuttings library. The various elements (head, dateline, lead, author, etc.) are automaticaly determined thanks to easy maintainable rulesets. The 'CallistoMAT' web-based attention tool makes correcting and enriching much faster.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

               Exhibits:

               Exhibit  No.   Document  Description
               ------------   ---------------------
                  10          Acquisition  Agreement  to  acquire  SoliDAM dated
                              August 31, 2004.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 22, 2005                            Satellite Enterprises Corp.
      -------------------                            ---------------------------
                                                           (Registrant)

                                                     /s/  Roy Piceni
                                                     ---------------------------
                                                     Roy Piceni
                                                     Chief Executive Officer
                                                     and Chairman of the Board





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